UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016

SYSOREX GLOBAL

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On November 8, 2016, Sysorex Global (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted to: (1) elect five nominee directors to the Company’s board of directors (the “Board”); (2) authorize an amendment to the Company’s Restated Articles of Incorporation to effect a reverse stock split of the Company’s common stock (the “Common Stock”), at a ratio between 1-for-5 and 1-for-15, to be determined at the discretion of the Board, for the purpose of complying with NASDAQ Listing Rule 5550(a)(2), subject to the Board’s discretion to abandon the amendment (the “Reverse Split Proposal”); (3) approve, in accordance with NASDAQ Listing Rule 5635(d), the potential issuance in excess of 20% of the Company’s outstanding shares of common stock in connection with the conversion of securities issued to Hillair Capital Investment L.P. and any resulting change of control, as defined by NASDAQ Listing Rule 5635(b) (the “20% Issuance Proposal”); (4) ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; (5) approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Reverse Split Proposal and/or the 20% Issuance Proposal. The proposals were approved based on the voting results as follows:

Proposal 1: Election of Directors.

Nominee Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nadir Ali	6,784,713	2,325,091	50,747	10,348,090
Leonard Oppenheim	7,086,716	1,670,216	403,619	10,348,090
Thomas Steding	1,871,967	7,201,217	87,367	10,348,090
Kareem Irfan	6,416,861	2,612,863	130,827	10,348,090
Tanveer Khader	6,863,420	2,170,764	126,367	10,348,090

With respect to the election of directors, the nominees will be elected by a majority of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote in the election. Abstentions and broker non-votes are counted for purposes of establishing a quorum but do not have any effect on the election of the nominees. Accordingly, Mr. Ali, Mr. Oppenheim, Mr. Irfan and Mr. Khader were elected as directors to serve until the next annual meeting of stockholders, and Mr. Steding was not elected as a director.

Proposal 2: Authorize an amendment to the Company’s Restated Articles of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio between 1-for-5 and 1-for-15, to be determined at the discretion of the Board, for the purpose of complying with NASDAQ Listing Rule 5550(a)(2), subject to the Board’s discretion to abandon the amendment.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,114,595	2,813,701	580,745	0

Proposal 3: Approve, in accordance with NASDAQ Listing Rule 5635(d), the potential issuance in excess of 20% of the Company’s outstanding shares of common stock in connection with the conversion of securities issued to Hillair Capital Investment L.P. and any resulting change of control, as defined by NASDAQ Listing Rule 5635(b).

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,926,166	163,114	71,271	10,348,090

Proposal 4: Ratify the appointment of Marcum LLP as the Company independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions
17,369,032	1,505,680	633,929

Proposal 5: Approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Reverse Split Proposal and/or the 20% Issuance Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,030,705	841,124	636,812	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL

Date: November 14, 2016	By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer

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